January 8, 2003

     Securities and Exchange Commission
     Judiciary Plaza
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Re:  Morgan Stanley ABS Capital I Inc
          CDC Mortgage Capital Trust 2002-HE3 Mortgage
          Pass-Through Certificates, Series 2002-HE3;
          File No.  333-65702-05.

     Ladies and Gentlemen:

     Enclosed herewith for filing on behalf of the trust fund (the "Trust") created pursuant to a Pooling and Servicing Agreement dated as of Novemeber 1, 2002 (the "Pooling and Servicing Agreement") among Morgan Stanley ABS Capital I Inc., a Delaware corporation, as depositor (the "Depositor"), Fairbanks Capital Corp, as servicer (the "Servicer"), and Deutsche Bank National Trust Company, as trustee, (the "Trustee").

     On the closing date, the trust will be created and the depositor
     Will cause the trust to issue the certificates. The certificates will be issued in eight classes, the Class A Class M-1, Class M-2, Class B-1, Class B-2, Class P, Class X and Class R certificates. Only the Class A, Class M-1, Class M-2,
     Class B-1 and Class B-2 certificates, collectively the "Offered Certificates" will be offered under the prospectus supplement dated November 25, 2002. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund consists of,

     The mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof collected on or after the cut-off date,

     Such assets as from time to time are identified as REO property and collections thereon and proceeds thereof, and

     Assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement.

     The Class A certificate insurance policy and the cap agreement, solely for the benefit of the holders of the Class A certificates.

     The Offered Certificates were registered under the Securities Act of 1933, as amended, by a Registration Statement on Form S-11 (File No. 333-65702-05). As a result, the Trust is subject to the filing requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Trust intends to fulfill these filing requirements in the manner described herein:

     The Trust will file, promptly after each Distribution Date (as defined in the Pooling and Servicing Agreement), a Current Report on Form 8-K in substantially the form enclosed herewith, including as an exhibit thereto the applicable Distribution Date report. Each such Current Report will also disclose under Item 5 any matter occurring during the relevant reporting period which would be reportable under Item 1, 2, 4 or 5 of
     Part II of Form 10-Q.

     The Trust will file a Current Report on Form 8-K promptly after the occurrence of any event described under Item 2, 3, 4 or 5 thereof, responding to the requirements of the applicable Item.

     Within 90 days after the end of each fiscal year, the Trust will file an annual report of Form 10-K which responds to Items 2, 3, and 4 of
     Part I, Items 5 and 9 of Part II, Items 12 and 13 of Part III and
     Item 14 of Part IV thereof, and include as exhibits thereto certain information from the Distribution Date reports aggregated for such year and a copy of the independent accountants' annual compliance statement required under the Pooling and Servicing Agreement.

     The Trust will follow the above procedures except for any fiscal year as to which its reporting obligations under Section 15(d) of the Exchange Act have been suspended pursuant to such Section. In such event, the Trust will file a Form 15 as required under Rule 15d-6.

     Should you wish to discuss the above filing procedures, please call Katie Wannenmacher at (714) 247-6271.


     Sincerely,
     /s/ Katie Wannenmacher
     Vice President
     Bankers Trust Company of California, N.A.
     S.E.C. Reporting Agent for Morgan Stanley ABS Capital I Inc
     Capital Trust 2002-HE3
     CDC Mortgage Capital Trust 2002-HE3
     Mortgage Pass-Through Certificates, Series 2002-HE3.